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                                                                 Exhibit (A)(4)
                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
         (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE PREFERRED STOCK)

                                      OF

                             CONCENTRA CORPORATION

                       PURSUANT TO THE OFFER TO PURCHASE
                            DATED NOVEMBER 17, 1998

                                      OF

                          KL ACQUISITION CORPORATION
                         A WHOLLY-OWNED SUBSIDIARY OF

                              ORACLE CORPORATION

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
 NEW YORK CITY TIME, TUESDAY, DECEMBER 15, 1998, UNLESS THE OFFER IS EXTENDED.


To Our Clients:

  Enclosed for your consideration are an Offer to Purchase, dated November 17, 1998 (the "Offer to Purchase"), and a related Letter of Transmittal in connection with the offer by KL Acquisition Corporation, a corporation organized and existing under the laws of the State of Delaware ("Purchaser") and a wholly-owned subsidiary of Oracle Corporation, a corporation organized and existing under the laws of the State of Delaware ("Parent"), to purchase all outstanding shares of common stock, par value $0.00001 per share (the "Common Stock"), of Concentra Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and the associated rights to purchase shares of Preferred Stock (the "Rights") issued pursuant to the Rights Agreement between the Company and First National Bank of Boston, as Rights agent, dated April 24, 1997, as amended November 10, 1998 (the Rights and Common Stock are referred to herein collectively as the "Shares"), at a price of $7.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer").

  WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AND THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

  Your attention is invited to the following:

    1. The tender price is $7.00 per Share, net to you in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

    2. The Offer is being made for all outstanding Shares.

    3. The Board of Directors of the Company has determined that each of the Offer and the Merger is fair to, and in the best interests of, the stockholders of the Company, and recommends that stockholders accept the Offer and tender all of their Shares pursuant to the Offer.

    4. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, December 15, 1998, unless the Offer is extended.
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  5. The Offer is conditioned upon, among other things, (i) that number of
Shares, when added to the number of Shares already owned by Parent, the Purchaser or any direct or indirect wholly-owned subsidiary of Parent, as shall constitute fifty-one (51%) of the Company's fully diluted shares being validly tendered prior to the expiration or termination of the Offer and not withdrawn, and (ii) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and under any applicable antitrust laws of any foreign country shall have expired or been terminated prior to the expiration of the Offer. The Offer is also subject to the conditions set forth in the Offer to Purchase.

  6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

  7. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by BankBoston, N.A. (the "Depositary") of (a) Share certificates or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company or Philadelphia Depository Trust Company (collectively, the "Book-Entry Transfer Facilities"), pursuant to the procedures set forth in "THE OFFER -- Procedure for Accepting the Offer and Tendering Shares" of the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares into the Depositary's account at a Book-Entry Transfer Facility are actually received by the Depositary.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

  The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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

                         INSTRUCTIONS WITH RESPECT TO
                        THE OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
         (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE PREFERRED STOCK)
                                      OF
             CONCENTRA CORPORATION BY KL ACQUISITION CORPORATION,
                A WHOLLY-OWNED SUBSIDIARY OF ORACLE CORPORATION

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 17, 1998, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by KL Acquisition Corporation, a corporation organized and existing under the laws of the State of Delaware and a wholly-owned subsidiary of Oracle Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Parent"), to purchase all outstanding shares of common stock, par value $0.00001 per share (the "Common Stock"), of Concentra Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and the associated rights to purchase shares of Preferred Stock (the "Rights") issued pursuant to the Rights Agreement between the Company and First National Bank of Boston, as Rights agent, dated April 24, 1997, as amended November 10, 1998 (the Rights and Common Stock are referred to herein collectively as the "Shares"), at a price of $7.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

  This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


 Dated: ____________________________________________________________________

 NUMBER OF SHARES TO BE TENDERED:*
 ____________ Shares

 * UNLESS OTHERWISE INDICATED, IT WILL BE ASSUMED THAT ALL SHARES HELD BY US FOR YOUR ACCOUNT ARE TO BE TENDERED.


                                   SIGN HERE
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 DATED: ____________________________

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